EXHIBIT 23.2








INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No. 33-49372 on Form S-8 and Registration Statement No. 33-61750 on Form S-3 of Redwood Empire Bancorp of our report dated January 26, 2000 appearing in this Annual Report on Form 10-K of Redwood Empire Bancorp for the year ended December 31, 2001.



Deloitte and Touche LLP
San Francisco, California
March 20, 2002